FOR FURTHER INFORMATION:

AT FIRST MERCURY FINANCIAL:
Edward A. LaFramboise
Vice President - Finance
(248) 358-4010
elaframboise@firstmercury.com

FOR IMMEDIATE RELEASE
THURSDAY, MAY 13, 2010

FIRST MERCURY FINANCIAL CORPORATION DECLARES DIVIDEND

SOUTHFIELD, MI – May 13, 2010 – First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) announced today that on May 11, 2010, its Board of Directors declared a quarterly cash dividend of $0.025 per share, to be paid June 30, 2010 to shareholders of record at the close of business on June 15, 2010.

About First Mercury Financial Corporation

First Mercury Financial Corporation provides insurance products and services primarily to the specialty commercial insurance markets, focusing on niche and underserved segments where we believe that we have underwriting expertise and other competitive advantages.  During the Company’s 36 years of underwriting risks, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled us to effectively underwrite such risks.  Our risk-taking subsidiaries offer insurance products through our distribution subsidiaries: CoverX®, FM Emerald and AMC, which are recognized brands among insurance producers.

The Company uses the Investor Relations page of its website at www.firstmercury.com to make information available to its investors and the public.

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